Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Reports

First Quarter 2023 Financial Results

CENTRAL ISLIP, N.Y., (Business Wire) – May 15, 2023 - CVD Equipment Corporation (NASDAQ: CVV), today announced its financial results for the first quarter ended March 31, 2023.

First Quarter 2022 Financial Results

■	Revenue of $8.7 million
■	Operating loss of $0.19 million
■	Net loss of $40,000 or $0.01 basic and diluted share
■	Bookings of $2.9 million
■	Backlog as of March 31, 2023 of $12.0 million
■	Cash and cash equivalents as of March 31, 2023 of $11.0 million

Manny Lakios, President and CEO of CVD Equipment Corporation, commented:

“We are pleased to report strong revenue growth for the first quarter of 2023, an increase of 87% over our first quarter of 2022 and 20% higher than our fourth quarter in 2022.”

“During the first quarter 2023, we recognized net loss of $40,000 or $0.01 per basic and diluted share as compared to a net loss of $1.0 million or $0.15 per basic and dilute share for the first quarter of 2022.

“Our orders for the first quarter showed the fluctuations or cyclicality of the process equipment industry. Orders for the first quarter of 2023 were $2.9 million. This was lower than our anticipated orders for the quarter. This resulted in a decrease in our backlog from $17.8 million at December 31, 2022 to $12.0 million at March 31, 2023. The decrease in orders may negatively impact our revenues over the next couple of quarters.”

“In the high-power electronics market, we previously received orders for 30 of our PVT150 system in 2021 and 2022 from a customer, which uses our systems to grow silicon carbide crystals that are made into 150mm silicon carbide wafers. We recognized $2.5 million of revenue during the first quarter of 2023 related to these orders and expect to ship the remaining 10 of 30 units during the second quarter. We expanded our marketing efforts during the first quarter with the hiring of a dedicated sales manager and broadened our marketing efforts including the attendance at key silicon carbide related trade shows and conferences. The success of our effort is dependent on the performance of our equipment in the field, overall market conditions, our customers’ ability to qualify their end product as well as the capital market.”

“In early May 2023, we received a repeat order for our PowderCoat1100 system and components for $1.8 million. The system will be used by our customer to add nanoscale silicon to carbon powder used in the anode section of the battery to enhance the performance of the battery. The application is in line with our focus on the electrification of everything.”

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“In aerospace & defense, we are a leading manufacturer of chemical vapor infiltration (CVI) and tow-coating systems to manufacture ceramic matrix composite (CMC) materials for aerospace gas turbine jet engine applications. CMCs can withstand extreme temperatures and are one-third the weight of nickel alloys that allows jet engines to run hotter thereby consuming fuel more efficiently and emitting fewer pollutants. During the fourth quarter of 2022, we received an order for a production CVI system to manufacture CMCs for aerospace gas turbine jet engines for approximately $3.7 million. Our customers now include two of the leading manufacturers of aerospace gas turbine engines. This order contributed approximately $0.3 million of revenue during the first quarter of 2023. We continue to engage with our aerospace customers on their technology and production capacity demands.”

“CVD Equipment Corporation’s primary objective remains to become a consistently profitable company through a focus on products that serve high growth markets, specifically high-power electronics, EV battery materials / energy storage and aerospace & defense.”

“As previously communicated, our order and revenue levels have historically fluctuated. Accordingly, we believe our orders received from customers and our revenue recognized will continue to fluctuate from quarter to quarter. We remain committed to stay the course of our strategy to achieve consistent long-term profitability, with a focus on growth and return on investment.”

Management Conference Call and Webcast

The Company will hold a conference call to discuss its results today at 5:00 pm (Eastern Time). To participate in the live conference call, please dial toll free (877) 407-2991 or international (201) 389-0925. A telephone replay will be available for 7 days. To access the replay, dial (877) 660-6853 or international (201) 612-7415. The replay passcode is 13738321.

A live and archived webcast of the call will also be available on the company's website at www.cvdequipment.com/events. The archived webcast will be available at the same location approximately two hours following the end of the live event.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include high power electronics (silicon carbide), EV battery materials / energy storage (carbon nanotubes, graphene and silicon nanowires) and aerospace & defense (ceramic matrix composites). Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our PVT150 system; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for the high power electronics market; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:
Richard Catalano, Vice President & CFO
Phone: (631) 981-7081
Email: investorrelations@cvdequipment.com

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enabling tomorrow’s technologies™

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$8,695	$4,656
Gross profit	2,434	770
Operating expenses	2,621	1,740
Operating loss	(187)	(970)
Net loss	$(40)	$(997)
Basic and diluted loss per share	$(0.01)	$(0.15)

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$11,001	$14,365
Accounts receivable, net	2,368	3,788
Contract assets	3,706	2,170
Inventories, net	2,801	2,538
Other current assets	678	797
Total current assets	20,554	23,658
Employee retention credit receivable	1,529	1,529
Property, plant and equipment, net	12,576	12,596
Other assets	125	129
Total assets	$34,784	$37,912

Liabilities and Stockholders' Equity
Current liabilities	$4,888	$8,164
Long-term debt, net of current portion	329	349
Total stockholders’ equity	29,567	29,399
Total liabilities and stockholders’ equity	$34,784	$37,912

This earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2022.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com